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                                                                EXHIBIT 4.03(e)




                                January 25, 1996


VIA FACSIMILE
(810) 362-4494 AND
VIA UPS OVERNIGHT

Commonwealth Land Title Insurance Company
900 Wilshire Drive
Suite 305
Troy, Michigan  48084
    Attn:  Maxine J. Lievois, Esq.

    Re:      FRANK'S NURSERY & CRAFTS, INC.
             1.  479 EAST MAIN STREET, BRANFORD, CT
             2.  361 SCOTT SWAMP ROAD, FARMINGTON, CT
             3.  400 TALCOTTVILLE ROAD, VERNON, CT
             4.  1198 QUEEN STREET, SOUTHINGTON, CT
             5.  656 SILVER LANE, EAST HARTFORD, CT
             6.  ROUTE 9, WEST KIEFFER LANE, KINGSTON, NY
             (COLLECTIVELY, THE "PROPERTY")

Dear Maxine:

    People's Bank ("Lender") is about to lend to Frank's Nursery & Crafts, Inc. ("Borrower") the principal amount of $4,950,000 (the "Loan") to be secured by, among other things, first priority mortgage liens encumbering the Property.

    In connection with the closing of the Loan, the following executed original documents have been or are being delivered by Lender herewith to you or at your direction as indicated below to George Browne in your Connecticut office or to Ken Auser in your White Plains, New York office, to be held in trust under the escrow conditions described below:

    1. Five fully executed originals of the Mortgage Deed and Security Agreement dated as of January 25, 1996 from Borrower to Lender (the "Connecticut Mortgage"); (sent to G. Browne)
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Commonwealth Land Title Insurance Company
January 25, 1996
Page 2

    2. Five fully executed originals of the Assignment of Leases and Rents dated as of January 25, 1996 from Borrower to Lender (the "Connecticut Assignment"); (sent to G. Browne)

    3. One UCC-1 Financing Statement naming Borrower, as debtor and naming Lender as secured party for filing with the Office of the Secretary of the State of Connecticut (the "Financing Statement for Connecticut Filing"); (sent to G. Browne)

    4. Five UCC-1 Financing Statement naming Borrower as debtor and naming Lender as secured party for filing with the Town Clerks in the following towns: Branford, Farmington, Vernon, Southington and East Hartford, Connecticut (collectively, the "Financing Statements for Local Filing in Connecticut"); (sent to G. Browne)

    5. One fully executed original of the Mortgage and Security Agreement dated as of January 25, 1996 from Borrower to Lender (the "New York Mortgage"); (sent to K. Auser)

    6. One fully executed original of the Assignment of Leases and Rents dated as of January 25, 1996 from Borrower to Lender (the "New York Assignment"); (sent to K. Auser)

    7. One UCC-1 Financing Statement naming Borrower as debtor and naming Lender as secured party for filing with the Office of the Secretary of the State of New York (the "Financing Statement for New York Filing"); (sent to K. Auser) and

    8. One UCC-1 Financing Statement naming Borrower as debtor and naming Lender as secured party for filing with the Office of the Ulster County (NY) Clerk's Office (the "Financing Statement for Local Filing in New York") (sent to K. Auser).

    The foregoing documents are hereinafter sometimes collectively referred to as the "Lender Documents").
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Commonwealth Land Title Insurance Company
January 25, 1996
Page 3


    Upon receipt of the Lender Documents, you will review each document to confirm that it has been properly executed and to the extent appropriate, attested, witnessed and/or acknowledged, so as to allow the Lender Documents to be recorded or filed, as appropriate.

    In addition, the sum of $4,950,000.00 (the "Disbursement Amount"), representing the Loan proceeds to be disbursed as set forth below, will be sent to you by wire transfer, to the following bank account:

             Comerica Bank
             ABA No. 072000096
             211 Fort Street
             Detroit, MI
             Phone Advise:  (313) 222-3325
             Credit to:  Commonwealth Land Title Insurance
                         Company
             Account No. 240100718-8

    You are hereby authorized and directed to disburse the Disbursement Amount to The Bank of New York, as Trustee, as Borrower has directed you in separate written instructions from Borrower to you, after, and only after, the following conditions have been satisfied:

    A. Borrower shall have provided to you sufficient additional funds necessary to pay (i) your costs and expenses in connection with the Loan (including all recording fees, filing fees and release fees), and (ii) all title insurance premiums in connection with the Loan;

    B. Borrower has provided you with (all necessary affidavits, certificates, statements and tax forms as you may require as a condition to issuing the Title Policies (as defined below);

    C. You have issued or unconditionally committed to issue to Lender the six (6) title insurance policies (the "Title Policies") in the form of Exhibits A-1 through A-6 attached hereto. The Title Policies must be dated no earlier than the date and time funds are disbursed by you from the escrow established hereby and must show no prior liens, encumbrances or exceptions to title other than those shown in the Title Policies;
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Commonwealth Land Title Insurance Company
January 25, 1996
Page 4


    D. You affirm that, notwithstanding the actual date and time of recording and filing of the Lender Documents, the Title Policies shall be effective as of the date and time set forth in Subsection C above, and the Company (as that term is defined in the Title Policies) insures against loss or damage suffered by Lender pursuant thereto;

    E. There are to be no outstanding current assessments or taxes as to the Property which are due and payable;

    F. You have signed and are holding for delivery to each of the undersigned a copy of this letter and have sent via facsimile to the attorneys for Lender a signed copy of this letter and have received acknowledgment of receipt thereof;

    G. You have received telephonic and facsimile confirmation from Michael P. Byrne that all conditions to releasing the Disbursement Amount have been satisfied;

    H. You are in a position to satisfy each of the conditions set forth in paragraphs I. through VI. below; and

    I. You are holding at least $55,929,061, inclusive of the Disbursement Amount (plus sufficient funds to pay all accrued interest on the Master Mortgage Loan), and have been authorized by Borrower and by all necessary third parties to pay said funds to The Bank of New York, as Trustee, in full satisfaction of the Master Mortgage Loan from The Bank of New York, as Trustee, to Borrower.

    If, for any reason, the conditions for disbursement of the Disbursement Amount have not been satisfied by 3:00 p.m. EST on January 29, 1996, you shall notify Michael P. Byrne, Esq., attorney for Lender, at (203) 977-7300, who shall either (i) notify you to return the Disbursement Amount and the Lender Documents to Lender, or (ii) authorize the extension of the time period for the escrow established hereby. In addition, on the date of the disbursement of the Disbursement Amount, you shall:
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Commonwealth Land Title Insurance Company
January 25, 1996
Page 5


    I. Record with the Office of the Town Clerks for the Towns of Branford, Farmington, Vernon, Southington and East Hartford the following instruments in the following order: (a) the Connecticut Mortgage; (b) the Connecticut Assignment; and (c) the Financing Statements for Local Filing in Connecticut and pay all necessary taxes, fees and charges in connection therewith.

    II. Send for filing by overnight courier for next day delivery and have filed on the following day with the Office of the Secretary of the State of Connecticut the Financing Statements for Connecticut filing and pay all necessary taxes, fees and charges in connection therewith.

    III. Record with the Office of the Clerk of Ulster County (NY) the following instruments in the following order: (a) the New York Mortgage; (b) the New York Assignment; and (c) the Financing Statements for Local Filing in New York and pay all necessary taxes, fees and charges in connection therewith.

    IV. Send for filing via overnight courier for next day delivery and have filed on the following day with the Office of the Secretary of the State of New York the Financing Statements for New York Filing and pay all necessary taxes, fees and charges in connection therewith.

    V. Mark all of the Lender Documents for return to Day, Berry & Howard, One Canterbury Green, Stamford, Connecticut 06901-2047,
             Attention: Michael P. Byrne, Esq.

    VI. Send by overnight courier for next day delivery to Michael P. Byrne, Esq. at the aforesaid address: (i) the original Title Policies, (ii) a fully signed copy of this letter.

    Please indicate your acknowledgment of and agreement to comply with these instructions by signing a copy of this letter in the space provided below and returning it as provided herein.
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Commonwealth Land Title Insurance Company
January 25, 1996
Page 6


    This letter may be executed in counterparts and delivered by facsimile transmission, which together shall constitute but one agreement binding upon the parties hereto.

                                               Very truly yours,

                                               PEOPLE'S BANK
                                               By: Day, Berry & Howard
                                                   Its Attorney


                                                   By: Michael P. Byrne
                                                      ---------------------
                                                      Michael P. Byrne


                                               FRANK'S NURSERY & CRAFTS, INC.



                                               By: Robert M. Lovejoy Jr.
                                                  -------------------------
                                                  Robert M. Lovejoy, Jr.
                                                  Its Vice President



Acknowledged and agreed
this 25th day of January 1996.

COMMONWEALTH LAND TITLE INSURANCE COMPANY


By:  Maxine Lievois
     ------------------
     Maxine Lievois
     Its Vice President


MPB:rcc

cc: William Edwards
    George Browne, Esq.
    Lauren Cato, Esq.
    Hildi E. Todrin
    Marjan N. Murray

Commonwealth Land Title Insurance Company
January 25, 1996
Page 6


    This letter may be executed in counterparts and delivered by facsimile transmission, which together shall constitute but one agreement binding upon the parties hereto.

                                               Very truly yours,

                                               PEOPLE'S BANK
                                               By: Day, Berry & Howard
                                                   Its Attorney


                                                   By: Michael P. Byrne
                                                      ---------------------
                                                      Michael P. Byrne


                                               FRANK'S NURSERY & CRAFTS, INC.



                                               By: Robert M. Lovejoy Jr.
                                                  -------------------------
                                                  Robert M. Lovejoy, Jr.
                                                  Its Vice President



Acknowledged and agreed
this 25th day of January 1996.

COMMONWEALTH LAND TITLE INSURANCE COMPANY


By:Maxine Lievois
   Maxine Lievois
   Its Vice President


MPB:rcc

cc: William Edwards
    George Browne, Esq.
    Lauren Cato, Esq.
    Hildi E. Todrin
    Marjan N. Murray